UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 2, 2018

Date of Report (Date of earliest event reported)

WALKER LANE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 South Wadsworth Boulevard, Suite 202

Lakewood, Colorado 80227

(Address of principal executive offices, including zip code)

(303) 875-1044

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K is filed to report the final closing of the mutual rescission by the original parties to that certain Asset Purchase Agreement previously entered into by the Registrant, Walker Lane Exploration, Inc., and reported by the Registrant on a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2017. As a result of the consummation of this mutual rescission, the Registrant has unwound the transactions contemplated under such purchase agreement.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

As reported in a Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on April 25, 2017, Walker Lane Exploration, Inc. (the “Company”) and SJE Mining LLC (“SJE”), a Nevada limited liability company, agreed to cancel and effect a rescission (the “Rescission”) of that certain Asset Purchase Agreement (the “Original Agreement”) dated July 31, 2014, which the Company had made, entered into and consummated on such date with SJE, which Original Agreement was reported in a Current Report on Form 8-K filed by the Registrant with the Securities and Exchange Commission on August 7, 2014.

Subsequent to April 25, 2017, the Company and SJE engaged in lengthy negotiations with SJE and various other interested parties concerning the steps necessary to consummate the agreed Rescission, with the result that on January 17, 2018, the Company, SJE and the other interested parties reached final agreement on such steps to be taken to effect the Rescission of the Original Agreement, and during the period from January 17, 2018 to February 2, 2018, the Company, SJE and the other interested parties succeeded in finalizing the Rescission process, such that:

•

SJE returned to the Company for cancellation certificates representing 6.15 million shares of the Company’s common stock, free and clear of liens, encumbrances or other restrictions;

•

SJE retained ownership of 500,000 shares of the Company’s common stock, subject to certain conditions; viz: the holders of such shares shall not be entitled to sell any of such shares for a period of one (1) year, provided that so long as SJE is not found to have defaulted under the Rescission agreement, such holders shall be permitted to sell 100,000 eligible shares of the Company’s common stock each calendar quarter, beginning on the last business day of April, 2018;

•

SJE assumed in writing the liabilities previously assumed by the Company under the Original Agreement, evidenced by certain promissory notes;

•

The Company assigned back to SJE the mining claims received from SJE under the Original Agreement;

•

The effective date of the Rescission was changed to December 26, 2017;

•

SJE returned to management of the Company all of the historical minutes, stock subscriptions, and other books and records of the Company in the possession of SJE;

•

Each party (the Company and SJE made the adjustments in their books, records and financial statements to reflect the consummation of the Rescission;

•

The Company paid the sum of $5,000 to SJE to reimburse it for expenses incurred by it in carrying out its obligations in effecting the Rescission; and

•

The Company and SJE executed and delivered to each other a mutual indemnification agreement, pursuant to which they each agreed to release, indemnify and hold the other party harmless from third party claims, known or unknown, for which they are responsible, including any unpaid employee or consultant compensation accrued during the period from the closing of the Original Agreement on July 31, 2014 to December 26, 2017.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Document
10.1	Rescission Agreement, dated as of December 26, 2017, by and among Walker Lane Exploration, Inc. (the Registrant) and SJE Mining LLC, a Nevada limited liability company.
10.2	Release and Indemnification Agreement, dated December 31, 2017, executed by each of Walker Lane Exploration, Inc. (the Registrant) and SJE Mining LLC, a Nevada limited liability company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned there under duly authorized.

Walker Lane Exploration, Inc.

Dated: February 8, 2018	By:	/s/ Phillip Allen
Phillip Allen
President and C.E.O.